                                                              Exhibit 4.3

                        AMENDED AND RESTATED VOTING AGREEMENT

          THIS AMENDED AND RESTATED VOTING AGREEMENT (the "Agreement") is made as of the 15th day of July, 1998, by and among Imgis, Inc., a California corporation (the "Company"), certain holders of the Company's Preferred Stock identified on Schedule A hereto (the "Investors"), and certain holders of the Company's Common Stock identified on Schedule B hereto (the "Common Holders").

          WHEREAS, certain of the Investors (the "Existing Investors") hold shares of the Company's Series A Preferred Stock and/or shares of Common Stock issued upon conversion thereof ("Series A Preferred Stock"), shares of the Company's Series B1 Preferred Stock and/or shares of Common Stock issued upon conversion thereof ("Series B1 Preferred Stock") or shares of the Company's Series C Preferred Stock and/or shares of Common Stock issued upon conversion thereof ("Series C Preferred Stock") and are parties to that Voting Agreement dated July 2, 1997, as amended, by and among the Company and the Existing Investors ("Prior Agreement"); and

          WHEREAS, the Company, along with the Investors and the Common Holders who together represent a majority of the shares of Preferred Stock held by all parties to the Prior Agreement and a majority of the shares of Common Stock held by all parties to the Prior Agreement, desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

          WHEREAS, certain of the Investors are acquiring Series E Preferred Stock ("Series E Preferred Stock") pursuant to a Series E Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith; and

          WHEREAS, in order to induce such Investors to consummate their purchase of Series E Preferred Stock of the Company, the parties have agreed to enter into this Agreement upon the terms and conditions set forth below;

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and further agree as follows:

          1. AGREEMENT TO VOTE. Each Investor hereby agrees to hold all of the shares of the Company's Preferred Stock registered in its name (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for the Preferred Stock, and any other voting securities of the Company subsequently acquired by such Investor) (hereinafter collectively referred to as the "Investor Shares") subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement. Each Common Holder, as a holder of Common Stock of the Company, hereby agrees on behalf of himself or herself to hold all of such shares of Common Stock and any other securities of the Company acquired by him or her in the future (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such securities) (the "Common Holder Shares") subject to, and to vote the Common Holder Shares in accordance with, the provisions of this Agreement.

          2. BOARD SIZE. The Investor Shares and Common Holder Shares shall be voted (or the holders thereof shall consent pursuant to an action by written consent of the Company's shareholders) to ensure that the size of the Company's Board of Directors shall be set and remain at seven (7) directors; provided, however, that such Board size may be increased or decreased pursuant to an amendment of this Agreement in accordance with Section 9 hereof.

          3. ELECTION OF DIRECTORS. On all matters relating to the election of directors of the Company, the Investor Shares and Common Holder Shares shall be voted (or the holders thereof shall consent pursuant to an action by written consent of the Company's shareholders) so as to elect as members of the Company's Board of Directors:

               (a) The Chief Executive Officer of the Company; unless there is no duly elected and qualified Chief Executive Officer of the Company, then one (1) individual designated by a majority of the shares of Common Stock held by the Common Holders;

               (b) One (1) individual designated by a majority of the shares of Common Stock held by the Common Holders;

               (c) Two (2) individuals designated by the holders of a majority of the shares of Series B1 Preferred Stock then outstanding;

               (d) One (1) individual designated by Metromail Corporation ("Metromail") who is a current Metromail employee or one (1) individual who is reasonably acceptable to a majority of the Company's directors and is designated by Metromail or by a party acquiring at least 317,126 shares of Series C Preferred Stock (or Common Stock issuable upon the conversion thereof) from 360 Capital Partners, L.P.;

               (e) One (1) individual designated by Convergence Ventures I, L.P.; and

               (f) One (1) individual designated by America Online, Inc. ("AOL"), for so long as AOL and its affiliates collectively hold at least 364,166 shares of Series E Preferred Stock (appropriately adjusted for any stock split, dividend, combination or other recapitalization) or the equivalent number of shares of Common Stock issued upon conversion thereof, or any equivalent combination of shares of Series E Preferred Stock and Common Stock issued upon conversion thereof, and provided that AOL has opted to elect an AOL designee as a member of the Company's Board of Directors. The Company agrees that it will take all actions that are necessary and within its power in order to give effect to the provisions of this Section 3(f).

          4. REMOVAL. Any director of the Company may be removed from the Company's Board of Directors in the manner allowed by law and the Company's Amended and Restated Articles of Incorporation (the "Articles") and Bylaws, but with respect to a director designated pursuant to subsections 3(b) through 3(f) above, only upon the vote or written consent of the shareholders entitled to designate such director.

          5. WAIVER OF DISSENTER'S RIGHTS. Each Major Investor identified on Schedule C hereto (each a "Major Investor") agrees that, if so requested by AOL, such Major Investor and its affiliates, prior to a Qualified IPO (as defined below), will not exercise any dissenter's or appraisal rights with respect to any Investor Shares or any Common Holder Shares held by such Major Investor or its affiliates that are provided by the laws of the jurisdiction in which the Company is incorporated in connection with a merger, consolidation or similar corporate transaction of the Company into another person for consideration with an aggregate fair market value of more than $150 million that would qualify for pooling of interests accounting treatment, where the Company has provided at least fifteen (15) business days' notice to such holder prior to the date that the Company signs a binding agreement to enter into such transaction with such other person (provided that the disclosure to the Company's Board of Directors of such transaction, at a meeting at which any designee of such Major Investor is present either as an observer or as a member of the Company's Board of Directors, shall be deemed to be effective notice for such purposes) and has afforded such holder the opportunity to propose a competing offer, provided that the procedures followed by the Company with respect to the solicitation of a competing offer by such Major Investor do not place such holder in a position that is less favorable than the position of such other person. The foregoing waiver shall terminate and be of no further force and effect in the event of the termination of the waiver of AOL provided for in Section 2.8(f) of the Amended and Restated Investors' Rights Agreement dated as of even date herewith by and among the Company, AOL and certain shareholders of the Company listed on Schedule A thereto.

          6. ADDITIONAL AGREEMENT. The Investor Shares and Common Holder Shares shall be voted in opposition to any proposal (and the holders thereof shall oppose such a proposal pursuant to an action by written consent of the Company's shareholders) to authorize the issuance of any additional shares of the Company's Preferred Stock, including an increase in the authorized number of shares of any then existing series of Preferred Stock or of the Company's Common Stock, such that would cause the Investors and the Common Holders to hold less than a majority of the shares of the Company's Preferred Stock and Common Stock, unless the holders of such newly authorized shares agree to become parties to this Agreement by execution of a counterpart signature page hereto.

          7.   SUCCESSORS IN INTEREST.

               (a) Prior to a Qualified IPO (as defined below) and notwithstanding anything to the contrary in Section 8 hereof, the provisions of this Agreement shall be binding upon the successors in interest to any of the Investor Shares or Common Holder Shares. Prior to a Qualified IPO and notwithstanding anything to the contrary in Section 8 hereof, the Company shall not permit the transfer of any of the Investor Shares or Common Holder Shares on its books or issue new certificates representing any of the Investor Shares or Common Holder Shares unless and until the person(s) to whom such shares are to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement, and agrees to be bound by all the provisions hereof as if such person was a party hereunder. In or following a Qualified IPO, the provisions of this Agreement shall not be binding upon the successors in interest to any of the Investor Shares or Common Holder Shares.

               (b) Each certificate representing any of the Investor Shares or Common Holder Shares shall bear a legend reading as follows:

          THE SHARES EVIDENCED HEREBY ARE SUBJECT TO AN AMENDED AND RESTATED VOTING AGREEMENT DATED AS OF JULY __, 1998 (A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AMENDED AND RESTATED VOTING AGREEMENT.

          8. TERMINATION. This Agreement shall terminate in its entirety and be of no further force or effect upon the earlier of:

               (a) the date the Company consummates a firm commitment underwritten public offering of its Common Stock under the Securities Act of 1933, as amended, the public offering price of which is not less than $13.73 per share (as adjusted for subsequent stock splits, stock dividends, recapitalizations and the like) and in which aggregate net proceeds to the Company total at least $20,000,000 (a "Qualified IPO"); provided, however, that this Section 8(a) shall have no effect on the right of AOL to elect a director pursuant to Section 3(f) hereof;

               (b) the date upon which the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended; provided, however, that this
Section 8(b) shall have no effect on the right of AOL to elect a director pursuant to Section 3(f) hereof; or

               (c)  July __, 2008.

          9. AMENDMENTS AND WAIVERS. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, (b) the holders of a majority of the then outstanding shares of Series B1 Preferred Stock and Series A Preferred Stock, voting together as a single class, (c) the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate series,
(d) the holders of a majority of the then outstanding shares of Series E Preferred Stock, voting as a separate series, and (e) the parties hereto or their assigns holding not less than a majority of the shares of Common Stock then held by all parties hereto. Any amendment or waiver so effected shall be binding upon the Company, all parties hereto, any assignee of any such party, and any other shareholder of the Company subject to the terms of this Agreement.

          10. STOCK SPLITS, STOCK DIVIDENDS, ETC. In the event of any stock split, stock dividend, recapitalization, reorganization, or the like, any securities issued with respect to the

Investor Shares or the Common Holder Shares shall become "Investor Shares" or "Common Holder Shares" for purposes of this Agreement and shall be endorsed with the legend set forth in Section 7(b) hereof.

          11. ENFORCEABILITY/SEVERABILITY. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, (a) such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement, or enter into a voting trust agreement under which the Common Holder Shares and the Investor Shares shall be transferred to the voting trust created thereby, so as to make effective and enforceable the intent of this Agreement.

          12. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          14. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

          15. REMEDIES. Each holder of Investor Shares or Common Holder Shares will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision hereof, and to exercise all other rights existing in its favor. Each holder of Investor Shares or Common Holder Shares agrees and acknowledges that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each holder may, in its sole discretion, apply for specific performance and injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    IMGIS, INC.


                                    By: /s/ Charles W. Berger
                                       -----------------------------------------
                                       Charles W. Berger
                                       Chief Executive Officer

                                    Address:  10101 N. De Anza Blvd., Suite 210
                                              Cupertino, CA  95014


                                    COMMON HOLDERS:


                                    /s/ Charles W. Berger
                                    --------------------------------------------
                                       Charles W. Berger

                                    Address:  10101 N. De Anza Blvd., Suite 210
                                              Cupertino, CA  95014

                                    /s/ Chad Steelberg
                                    --------------------------------------------
                                       Chad Steelberg

                                    Address:  611 Anton Boulevard, Suite 400
                                              Costa Mesa, CA  92612

                                    /s/ Ryan Steelberg
                                    --------------------------------------------
                                       Ryan Steelberg

                                    Address:  611 Anton Boulevard, Suite 400
                                              Costa Mesa, CA  92612


                                    WASHINGTON HOLDINGS, L.P.


                                    By: /s/ Dirk Wray
                                       -----------------------------------------


                                    Title: General Partner
                                          -------------------------------------

                                     Address:  30551 Hilltop Way
                                               San Juan Capistrano, CA 92675

                                    INVESTORS:


                                    360 CAPITAL PARTNERS, L.P.


                                    By: /s/ ILLEGIBLE
                                       -----------------------------------------

                                    Title: President
                                          --------------------------------------

                                    Address:  360 East 22nd Street
                                               Lombard, IL  60148



                                    HUMMER WINBLAD
                                    VENTURE PARTNERS II, L.P.


                                    By: /s/ Mark Gorenberg
                                       ----------------------------------------

                                    Title: Partner
                                          -------------------------------------

                                    Address:  2 South Park, 2nd Floor
                                    San Francisco, CA  94107



                                    HUMMER WINBLAD
                                    TECHNOLOGY FUND II, L.P.


                                    By: /s/ Mark Gorenberg
                                       ----------------------------------------

                                    Title: Partner
                                          -------------------------------------

                                    Address:  2 South Park, 2nd Floor
                                              San Francisco, CA  94107

                              HUMMER WINBLAD
                              TECHNOLOGY FUND II-A, L.P.


                              By: /s/ Mark Gorenberg
                                 ----------------------------------------------
                              Title: Partner
                                     ------------------------------------------
                              Address:  2 South Park, 2nd Floor
                                        San Francisco, CA  94107



                              21st CENTURY INTERNET FUND, L.P.


                              By: /s/ J. Neil Weintraut
                                 ----------------------------------------------
                              Title: Member
                                     ------------------------------------------
                              Address:  2 South Park, 2nd Floor
                                        San Francisco, CA  94107



                              WASHINGTON HOLDINGS, L.P.


                              By: /s/ Dirk Wray
                                 ----------------------------------------------
                              Title: Partner
                                     ------------------------------------------
                              Address:  30551 Hilltop Way
                                        San Juan Capistrano, CA  92675


                              IBL CORPORATION


                              By: /s/ Pinak Maitra
                                 ----------------------------------------------
                              Title: Vice President
                                     ------------------------------------------
                              Address:  c/o Hunter Capital Group, L.L.C.
                                        Attn:  Larry Griffin

                                        136 Heber Avenue, Suite 304
                                        Park City, UT  84060

                              CONVERGENCE VENTURES I, L.P.


                              By: /s/ Eric Di Benedetto
                                 ----------------------------------------------
                              Title: General Partner
                                     ------------------------------------------
                              Address:  3000 Sand Hill Road
                                        Building 2, Suite 235
                                        Menlo Park, CA  94025



                              CONVERGENCE ENTREPRENEURS I, L.P.


                              By: /s/ Eric Di Benedetto
                                 ----------------------------------------------
                              Title: General Partner
                                     ------------------------------------------
                              Address:  3000 Sand Hill Road
                                        Building 2, Suite 235
                                        Menlo Park, CA  94025



                              COMDISCO, INC.


                              By: /s/ James P. Labe
                                 ----------------------------------------------
                              Title: President
                                     ------------------------------------------
                              Address:  3000 Sand Hill Road
                                        Building 1, Suite 155
                                        Menlo Park, CA  94025



                              By: /s/ Nicholaus Khabbaz
                                 ----------------------------------------------
                                  Nicholaus Khabbaz

                              Address: 176 Federal Street
                                       Boston, MA  02110

                              By: /s/ Ross Bott
                                 ----------------------------------------------
                                 Ross Bott

                              Address: 152 Poplar Street
                                       Half Moon Bay, CA  94019

                              ATTRACTOR LP

                              By:  Attractor Ventures LLC, its General Partner

                              By: /s/ Harvey Allison
                                 ----------------------------------------------
                                  Harvey Allison, Managing Member

                              Address:  1110 Burlingame Ave., Suite 211
                                        Burlingame, CA  94010


                              ATTRACTOR DEARBORN PARTNERS LP

                              By:  Attractor Ventures LLC, its General Partner

                              By: /s/ Harvey Allison
                                 ----------------------------------------------
                                  Harvey Allison, Managing Member

                              Address:  1110 Burlingame Ave., Suite 211
                                             Burlingame, CA  94010


                              ATTRACTOR INSTITUTIONAL LP

                              By:  Attractor Ventures LLC, its General Partner

                              By: /s/ Harvey Allison
                                 ----------------------------------------------
                                 Harvey Allison, Managing Member

                              Address:  1110 Burlingame Ave., Suite 211
                                        Burlingame, CA  94010

                              AMERICA ONLINE, INC.


                              By: /s/ David M. Colburn
                                 ----------------------------------------------
                                 David M. Colburn
                                 Senior Vice President, Business Affairs

                              Address:  22000 AOL Way
                                        Dulles, VA  20166

                                     SCHEDULE A



INVESTORS

Hummer Winblad
  Venture Partners II, L.P.

Hummer Winblad
  Technology Fund, L.P.

Hummer Winblad
  Technology II-A, L.P.

21st Century
  Internet Fund, L.P.

360 Capital Partners, L.P.

Landview Limited

Ross Bott

IBL Corporation

Convergence Ventures I, L.P.

Convergence Entrepreneurs I, L.P.

Comdisco, Inc.

America Online, Inc.

                                     SCHEDULE B





COMMON HOLDERS

Washington Holdings, L.P.

Chad Steelberg

Ryan Steelberg

Charles W. Berger

                                     SCHEDULE C


MAJOR INVESTORS

Hummer Winblad
  Venture Partners II, L.P.

Hummer Winblad
  Technology Fund, L.P.

Hummer Winblad
  Technology II-A, L.P.

21st Century
  Internet Fund, L.P.

360 Capital Partners, L.P.

IBL Corporation

Convergence Ventures I, L.P.

Convergence Entrepreneurs I, L.P.

Attractor LP

Attractor Dearborn Partners LP

Attractor Institutional LP

Washington Holdings, L.P.

Charles W. Berger